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                                                                       Exhibit 1
                                                                       ---------


                                   AMENDMENT
                                      TO
                         SECURITIES PURCHASE AGREEMENT


     This AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of March 26, 1999 by and among Bluegreen Corporation (the "Company") and Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. (collectively, "MSREF"). Capitalized terms used and not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

     WHEREAS, the Purchase Agreement provides that at any time from the Closing Date through expiration of the Commitment Period, the Company may sell any or all of the Remaining Shares to MSREF, subject to satisfaction or waiver of certain conditions set forth in Sections 5.03 and 5.04 of the Purchase Agreement; and

     WHEREAS, the Purchase Agreement provides that if the Company has not offered to sell to MSREF all of the Remaining Shares on or before expiration of the Commitment Period, MSREF will have the right, but not obligation, to purchase any or all of the Remaining Shares, subject to, among other things, the Company achieving certain thresholds relating to total revenues and net income during the 12-month period ending on the last day of the third full fiscal quarter after the Closing Date; and

     WHEREAS, the parties desire to revise the Purchase Agreement (i) to delete all conditions to the sale and purchase of any Remaining Shares after March 26, 1999, and (ii) to change the 12-month period during which the Company is to achieve the thresholds relating to total revenues and net income.

     NOW, THEREFORE, the parties hereby agree as follows:

               1.        Post-Closing Purchases.  Subsections 2.03(c)(i) and
                         ----------------------
(ii) are hereby amended to read in their entirety as follows:

     "(i) the Company achieving total revenues of at least $220,000,000 for the 12-month period ended on the last day of the full fiscal quarter immediately preceding expiration of the Commitment Period; or

     (ii) the Company achieving net income (excluding write-offs) of at least $15,000,000 for the 12-month period ended on the last day of the full fiscal quarter immediately preceding expiration of the Commitment Period."

               2.        Conditions of Purchase of Remaining Shares.  With
                         ------------------------------------------
respect to any purchase of Remaining Shares after March 26, 1999, there shall be no conditions to the Purchasers' or the Company's obligations and all of the conditions set forth in Section 5.03 and Section 5.04 are hereby deleted in their entirety. Notwithstanding the foregoing, the Company
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will endeavor to deliver the legal opinion described in Section 5.03(b) at each
Subsequent Closing.

               3.        Other Terms.  All other terms and conditions of the
                         -----------
Purchase Agreement shall remain unchanged and in full force and effect.

               4.        Counterparts.  This Amendment may be executed by
                         ------------
facsimile signature and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               5.        Governing Law.  This Amendment shall be governed by,
                         -------------
and interpreted in accordance with, the laws of the State of Massachusetts applicable to contracts made and to be performed in that state without giving effect to the conflict of laws of that state.

                           [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be executed as of the date first written above.

                                    MORGAN STANLEY REAL ESTATE
                                    FUND III, L.P.

                                    By:  MSREF III, L.L.C., its general partner

                                    By:  MSREF III, Inc., its MS Member


                                    By:  /s/ Michael J. Franco
                                        ------------------------------
                                    Its:  Vice President
                                         -----------------------------

                                    MORGAN STANLEY REAL ESTATE
                                    INVESTORS III, L.P.

                                    By:  MSREF III, L.L.C., its general partner

                                    By:  MSREF III, Inc., its MS Member


                                    By:  /s/ Michael J. Franco
                                        ------------------------------
                                    Its:  Vice President
                                         -----------------------------


                                    MSP REAL ESTATE FUND, L.P.

                                    By:  MSREF III, L.L.C., its general partner

                                    By:  MSREF III, Inc., its MS Member


                                    By:  /s/ Michael J. Franco
                                        ------------------------------
                                    Its:  Vice President
                                         -----------------------------

                                    MSREF III SPECIAL FUND, L.P.

                                    By:  MSREF III, L.L.C., its general partner

                                    By:  MSREF III, Inc., its MS Member


                                    By:  /s/ Michael J. Franco
                                        ------------------------------
                                    Its:  Vice President
                                         -----------------------------

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                                    BLUEGREEN CORPORATION


                                    By:  /s/ Patrick E. Rondeau
                                        ------------------------------
                                    Its:  Senior Vice President
                                         -----------------------------

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